EXHIBIT 10.2

Master Services Agreement

This Master Services Agreement (the “Agreement”) is made as of the 13th day of February by and between ARNO THERAPEUTICS, INC., a corporation (“ARNO”), with its principal office and place of business at 200 Route 31 North, Suite 104, Flemington NJ 08822, and INVIVIS PHARMACEUTICALS, INC., a Corporation with its principal office and place of business at 547 Meadow Road, Bridgewater, New Jersey 08807 together with its affiliate, INVIVIS PHARMACEUTICALS SAS, a corporation with its principal office and place of business at 2, rue Jean Rostand, 91400 Orsay, France (collectively, “INVIVIS”) (each of Arno and Invivis, a “Party” and together, the “Parties”). Capitalized terms used herein, but not otherwise defined shall have the meaning ascribed to such terms in the License Agreement (as defined below).

Whereas, Arno is in the business of developing, manufacturing and/or distributing pharmaceutical products and/or biotechnology products; and

Whereas, Arno and Invivis are entering into an exclusive License Agreement (the “License Agreement”) on the same date as they are entering into this Agreement, pursuant to which Invivis will grant to Arno the exclusive, worldwide rights to research, develop and commercialize certain intellectual property and know-how relating to the use of onapristone together with a Companion Diagnostic Product (the “Technology”) in the Field of Use; and

Whereas, Arno wishes to engage Invivis to perform certain services (“Services”) relating to the Technology, which Services are generally described on Appendix A, attached hereto; and

Now Therefore, in consideration for the covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.

1.           Certain Definitions

1.1           “Confidential Information” as used herein is defined as set forth in Section 1.6 of the License Agreement.

1.2           “Deliverables” means all data sets, data analyses, reports and all information related to the Services for which Arno shall retain sole ownership.

1.3           “Effective Date” means the date on which this Agreement is fully executed by both Parties.

1.4           “Intellectual Property Rights” means any and all rights in and to discoveries, concepts, ideas, proprietary material, developments, specifications, methods, drawings, designs, flow charts, diagrams, models, formulae, procedures, processes, schematics, specifications, algorithms, apparatus, Inventions, ideas, know-how, materials, techniques, methodologies, modifications, improvements, works of authorship and data (whether or not protectable under patent, copyright, trade secrecy or similar laws), including patents, utility models, and registered and unregistered designs, including mask works, copyrights, trade secrets, design history, manufacturing documentation, and any other form of protection afforded by law to inventions, models, designs, works of authorship, databases or technical information and applications and registrations with respect thereto.

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1.5           “Inventions” means any and all discoveries, concepts, ideas, proprietary material, developments, specifications, methods, drawings, designs, flow charts, diagrams, models, formulae, procedures, processes, machines, compositions of matter, schematics, specifications, algorithms, apparatus, inventions, ideas, know-how, materials, techniques, methodologies, modifications, improvements, works of authorship and data (whether or not protectable under patent, copyright, trade secrecy or similar laws and whether or not patentable or reduced to practice), tools, and any other forms of technology.

1.6           “Project Order” means consecutively numbered exhibits to this Agreement, which will be added to this Agreement from time to time during the Term (as defined in Section 9.1), defining specific mutually-agreed activities to be performed by Invivis. Each Project Order shall be signed by an authorized representative of each party, be incorporated by reference to the Agreement, and shall include appendices with detailed information concerning a given project, including, but not limited to a description of the specific Services to be provided, project milestones and target completion dates, a detailed budget, and a schedule of payments. Each Project Order shall designate a Project Manager or other authorized representative for each Party.

1.7           “Project Inventions” means all Inventions that are conceived, created, discovered, developed, generated, made or reduced to practice or tangible medium of expression as a result of the performance of this Agreement and any Project Order, whether solely by one or more employees or consultants of Arno, solely by one or more employees or consultants of Invivis, or jointly by one or more employees or consultants of Arno and one or more employees or consultants of Invivis, in each case relating to the Services, together with all Intellectual Property Rights in or to such Inventions. Project Inventions do not include any Inventions conceived, created, discovered, developed, generated, made or reduced to practice or tangible medium of expression prior to the effective date of this Agreement.

1.8           “Services” means the research and development activities performed by Invivis pursuant to this Agreement, as generally set forth in Appendix A, attached hereto, and as specifically set forth in one or more Project Orders.

2.           Performance Obligations

2.1          Services.

(a)          Performance. During the term of this Agreement, Invivis shall perform the Services and provide the Deliverables in accordance with the applicable Project Orders. Invivis will arrange to provide the Services in such manner and at such times that the Services will not conflict with Invivis’ responsibilities under any other agreement, arrangement or understanding Invivis has at any time with any third party.

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(b)          Personnel. Invivis shall assign up to two full-time equivalent (FTE) employees to perform the Services under this Agreement, who shall be qualified and professionally capable of performing the Services, as documented by education, training, and experience.

(c)          Project Order Schedule. Invivis shall devote such time and personnel as is necessary to perform the Services within any timelines, milestones or target dates for completion of a project or a portion thereof, detailed in the Project Order. If at any time Invivis anticipates a delay in meeting the timelines for a given Project Order then Invivis shall promptly notify Arno in writing, specifying the reason for the delay and the anticipated effect upon the timelines, milestones or other target dates.

2.2           Regular Communication. Invivis shall be available for telephone and written consultations on a schedule to be determined by mutual arrangement between the parties. Invivis shall respond to all Arno telephone and written (e.g. letters, e-mail, fax) communications within three business days or as otherwise requested.

2.3           Subcontracting. Subject to the prior written consent of Arno, Invivis may delegate or subcontract the performance of activities detailed in any Project Order to third party subcontractors, provided that Invivis (a)  controls the performance of such activities and remains fully responsible to Arno for the performance of such activities and any breach of this Agreement by such third party subcontractor, and further provided that such third party subcontractor agrees in writing to comply with confidentiality restrictions at least as stringent as those set forth in this Agreement, and (b)  provides prior written notice to Arno of the identity of any such third party subcontractor.

3.           Ownership Rights and Licenses

3.1           Ownership Rights. As between Arno and Invivis all Project Inventions relating to the therapeutic use of onapristone in humans and animals, will be the sole and exclusive property of Arno. As between Arno and Invivis, all Project Inventions relating to an activated progesterone receptor (APR+) biomarker diagnostic product and its use will be the sole and exclusive property of Invivis. For clarity, all Inventions and Intellectual Property Rights in existence prior to this Agreement shall remain the sole and exclusive property of their respective owners. Each Party shall promptly disclose in writing to the other Party any Project Inventions developed by or on behalf of such Party. Invivis hereby assigns to Arno all right, title, and interest worldwide in and to all Project Inventions relating to the therapeutic use of onapristone in humans and animals. Arno hereby assigns to Invivis all right, title and interest worldwide in and to all Project Inventions relating to an activated progesterone receptor (APR+) biomarker diagnostic product and its use. If any Project Invention cannot be assigned as set forth herein, then the owner of such Project Invention unconditionally and irrevocably (a) waives the enforcement of all such Project Inventions that cannot be assigned, and all claims and causes of action of any kind against the other Party with respect to such Project Invention, and agrees, at the other Party’s request and expense, to consent to and join in any action to enforce such Project Inventions; and (b) grants to the other Party an exclusive, irrevocable, perpetual, worldwide, fully paid, royalty-free license, under all such Project Inventions. Notwithstanding the foregoing, any Project Inventions relating to an activated progesterone receptor (APR+) biomarker diagnostic product and its use shall be deemed to be an Improvement (as defined in the License), added to Appendix A of the License and made a part thereof.

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3.2           Protection and Perfection of Rights. Arno shall be responsible for all reasonable costs associated with the filing, prosecution and maintenance of any and all United States and foreign patent applications and patents included in Project Inventions. Each Party will assist the other Party in any reasonable manner in the procurement and maintenance of all Intellectual Property Rights in the Project Inventions. Without limiting the foregoing, each Party will execute, upon the other Party’s request, any applications or other documents that may be necessary to protect or perfect the Intellectual Property Rights in the Project Inventions. Each Party will ensure that its employees and consultants who participate in activities under this Agreement are obligated by written agreement to assign or otherwise transfer all right, title and interest in and to all Intellectual Property Rights in the Project Inventions as set forth in Section 3.1 and will, as requested by the other Party, obtain for the other Party the execution of all necessary applications or other documents therefore from any employee or consultant. If a Party is unable to secure an employee’s or consultant’s signature on any lawful or necessary document that is deemed necessary by the other Party to perfect the Intellectual Property Rights in the Project Inventions, then such Party hereby irrevocably appoints the other Party and its duly authorized officers and agents as it’s attorney in fact to execute and file any such applications or other documents and to do all other lawfully permitted acts to further the procurement and maintenance of such Intellectual Property Rights.

3.3           Ownership of Pre-Existing Works. Subject to the terms of the License Agreement, each Party will retain ownership and control of their respective works of authorship, inventions, know-how, information, and data, and all Intellectual Property Rights therein, that were in existence as of the Effective Date or are later generated outside of scope of the performance by each Party of its obligations under this Agreement.

4.            Compensation

4.1           Compensation. Arno shall pay Invivis an amount equal to [***] Dollars ($[***]) per year for the performance of the Services.

4.2           Payment. All amounts due under Section 4.1 shall be due and payable by Arno to Invivis in U.S. Dollars. The annual compensation due under Section 4 shall be paid in monthly installments invoiced on or about the last day of each calendar month during the term of this Agreement. Invivis shall submit such invoices electronically to Arno, Attention: President, and Arno shall pay such invoiced amount within 10 business days following receipt of such invoice.

4.3           Pass-Through Expenses. Arno shall reimburse Invivis for reasonable pre-approved expenses incurred by Invivis in the performance of the Services that are identified as pass-through, including but not limited to fees and expenses of subcontractors, travel, meals and lodging. Invivis will invoice Arno separately for any such expenses within 90 days after the expense was incurred and shall submit such expenses together with the invoices described in Section 4.2 together with appropriate documentation (original receipts) for all pass-through expenses. Invivis will invoice for, and Arno will pay, pass-through expenses actually incurred, plus a [***]% administrative charge.

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4.4           Taxes. The Party receiving payments under this Agreement shall pay any and all taxes levied on account of such payment. If any taxes are required to be withheld by the paying Party, it shall (a) deduct such taxes from the remitting payment, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to the other Party and certify its receipt by the taxing authority within 60 calendar days following such payment.

5.           Compliance

5.1           Regulatory Compliance. In performing its obligations hereunder Arno and Invivis shall comply with all applicable U.S. and foreign federal, state, municipal, or local laws, rules, regulations, orders, decisions or permits of any relevant jurisdiction relating to matters including, but not limited to employment, safety, health, environmental standards and requirements, non-discrimination, equal employment opportunity, import/export and privacy protection. Such laws may include, but are not limited to the U.S. Occupational Safety and Health Act, the U.S. Fair Labor Standards Act, and the U.S. Food and Drug Cosmetic Act, Section 306 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §335a(a) or (b), the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.) as amended in 1998 by the International Anti-Bribery Act of 1998, or similar local law and all applicable laws of Europe and France.

5.2           Inspection; Audits. Arno shall have the right , upon reasonable notice to Invivis, to have its representatives visit Invivis’ facilities to review Invivis’ operations related to the Services, to inspect and make copies (at Arno’s expense) of the records of Invivis relating to the Services, and to interview personnel of Invivis responsible for performing the Services. In addition, Invivis shall assist Arno in arranging for similar site inspections and audits of any subcontractor’s facilities. Arno may discuss any related issues with Invivis’s management or personnel.

5.3           Absence of Debarment and Exclusion. Invivis and Arno each represents, warrants, and certifies that neither it nor any of its officers, directors, owners, principals or employees has been debarred, and to the best of its knowledge, is not under consideration to be debarred, by the Food and Drug Administration or its foreign equivalent under the Generic Drug Enforcement Act of 1992 or its foreign equivalent from performing any of its obligations under this Agreement. Each Party further represents that it is not currently excluded from participation in any federal programs, including but not limited to Medicare. In the event either Party becomes aware of or receives notice of the debarment, or exclusion, of any individual, corporation, partnership, or association providing services which relate to the Services being provided under this Agreement, that Party shall notify the other in writing immediately and shall promptly terminate any so debarred or excluded individual’s or entity’s participation in the performance of any of its obligations under this Agreement.

6.           Representations And Warranties

6.1          General Representations and Warranties. Each Party represents and warrants:

(a)          Corporate Power and Authorization. It is duly organized and validly existing under the laws of the state of its incorporation, and has full corporate power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder; and

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(b)          Binding Agreement. This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms; and

(c)          No Conflict. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any law or regulation of any court, governmental body, or administrative or other agency having jurisdiction over it.

7.           Indemnification

7.1           Mutual Indemnification. Each Party (the “Indemnifying Party”) shall indemnify and hold harmless the other Party and its Affiliates, and their respective directors, employees, consultants and agents (the “Indemnified Parties”) from and against any and all liabilities, losses, damages, costs, and other expenses (including attorneys’ and expert witnesses’ costs and fees) (“Losses”) incurred by the Indemnified Parties as a result of any claim, demand, action or proceeding by any third party (a “Claim”) to the extent arising from or relating to any breach of any representation, warranty, covenant, or obligation of the Indemnifying Party under this Agreement or any intentional misconduct or gross negligence by the Indemnifying Party or any of its employees, agents, or subcontractors, except, in each case, to the extent such Losses result from the intentional misconduct or negligence of, any of the Indemnified Parties.

7.2           Indemnification Procedures. In the event of any Claim for which any Indemnified Party is or may be entitled to indemnification hereunder, the Indemnified Party may, at its option, require the Indemnifying Party to defend such Claim at the Indemnifying Party’s sole expense. Indemnifying Party may not agree to settle any such Claim without the Indemnified Party’s express prior written consent.

7.3           Failure to Defend or Settle. If the Indemnifying Party fails or wrongfully refuses to defend or settle any Claims, then the Indemnified Party shall, upon written notice to the Indemnifying Party, have the right to defend or settle (and control the defense of) such Claims. In such case, the Indemnifying Party shall cooperate, at its own expense, with the Indemnified Party and its counsel in the defense and settlement of such Claims, and shall pay, as they become due, all costs, damages, and reasonable legal fees incurred therefore.

8.           Insurance Protection. Each Party shall obtain and maintain during the term of this Agreement comprehensive general liability, clinical trials liability, comprehensive, and workers’ compensation insurance with a reputable insurance company to help protect against those insurable risks that such Party may incur in connection with the performance of its obligations under this Agreement. Each Party shall provide, upon request, to the other Party any such policies of such insurance, and the premium receipt(s) and insurance certificate(s) therefore.

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9.           Term; Termination

9.1          Term. The term of this Agreement shall commence on the Effective Date and continue for a period of two years from the Effective Date. Thereafter, the Parties may renew this Agreement upon mutual written agreement. Notwithstanding the foregoing, this Agreement may be terminated as provided in Section 9.2 below. For purposes of clarity, this Agreement shall have no effect, and the Parties shall have no obligations under this Agreement prior to the Effective Date.

9.2          Termination Events

(a)          With Cause. Either Party may terminate this Agreement or any portion of the Project Order immediately in the event of a material breach by the other of the terms of this Agreement or any Project Order, which breach is not cured within 30 days following receipt of written notice specifying such breach.

(b)          Automatically. This Agreement shall terminate automatically, and all rights of Arno pursuant to this Agreement shall revert to Invivis upon termination of the License Agreement.

(c)          Force Majeure. A Party shall have a right to terminate this Agreement in accordance with Section 11.13.

(d)          Business Circumstances. A Party shall have the right to terminate this Agreement, or any Project Order, immediately in the event of the other party’s liquidation, bankruptcy or winding-up.

9.3          Effects of Termination. The termination of this Agreement in accordance with this Article 9 shall automatically terminate any currently effective Project Order, unless otherwise agreed in writing. Upon termination of this Agreement, the Parties shall cooperate with each other to provide for an orderly wind-down of all uncompleted portions of the Project Order. Notwithstanding the foregoing, in the event of a termination by Arno, then Arno shall remain responsible for all non-cancellable obligations incurred by Invivis under the Project Order prior to such termination. The expiration or earlier termination of this Agreement shall not affect any rights or claims of a Party hereunder that accrued prior to the date of such expiration or earlier termination.

9.4         Survival. Sections 3, 7, 8, 10 and 11.11 shall survive the expiration or termination of this Agreement.

10.         Confidential Information

10.1         Confidentiality Obligations. Each Party’s obligations of confidentiality under this Agreement shall be as set forth in Article 10 of the License Agreement.

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11.         Miscellaneous

11.1         Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that either Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent (a) in connection with the transfer or sale of all or substantially all of the business of such Party to which this Agreement relates to a third party, whether by merger, sale of stock, sale of assets or otherwise, (b) a sublicense as described in Section 4.1 of the License Agreement; or (c) to any Affiliate. Notwithstanding the foregoing, any such assignment to an Affiliate shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

11.2         Relationship of the Parties. It is expressly agreed that Invivis and Arno shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency of any kind. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

11.3         Amendment. Unless otherwise provided herein, this Agreement may not be changed, waived, discharged, or terminated orally, but instead only by a written document that is signed by the duly authorized officers of both Parties.

11.4         Waiver. No failure or delay by either Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial waiver thereof include any other or further exercise thereof or the exercise of any other right, power, or privilege. Waiver by either Party of any breach or default of any clause of this Agreement by the other Party shall not operate as a waiver of any previous or future default or breach of the same or different clause of this Agreement.

11.5         Severability. Whenever possible, each provision of the Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any term or provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement and this Agreement shall be interpreted and construed as if such provision had never been contained herein.

11.6         Notices. All notices and statements to be given (which shall be in writing) and all payments to be made hereunder shall be given or made at the respective addresses of the Parties as set forth above, unless notification of a change of address is given. All notices, payments and statements to be made hereunder shall be mailed by certified or registered mail, return receipt requested, or sent by overnight courier, or by facsimile or other electronic means. Any notice given pursuant to this Agreement by mail shall be considered effective three business days after mailing. Any notice sent by overnight courier shall be considered effective one day after mailing. The date of transmission of any notice sent by electronic means shall be deemed to be the date the notice or statement is transmitted.

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11.7         Construction. The section headings of this Agreement are inserted only for ease of reference only, and shall not be used to interpret, define, construe, or describe the scope or extent of any aspect of this Agreement. Unless otherwise expressly stated, when used in this Agreement the word “including” means “including but not limited to.” Each Party represents that it has had the opportunity to participate in the preparation of this Agreement and hence the Parties agree that the rule of construction that ambiguities be resolved against the drafting Party shall not apply to this Agreement.

11.8         No Third Party Beneficiaries. Unless expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person other than Arno and Invivis any rights, remedies, or other benefits under or by reason of this Agreement.

11.9         Dispute Resolution. If a dispute arises under this Agreement, the Parties shall use reasonable efforts to attempt to resolve such dispute, including escalation of discussions to the appropriate level of management, prior to exercising any remedies that may exist before commencing an action against the other Party. Notwithstanding the foregoing, either Party may at any time seek equitable relief under Section 11.10 without first attempting to resolve a dispute under this Section 11.9 provided, however, that such Party notifies the other Party promptly after it files any such action.

11.10         Equitable Relief. Each Party acknowledges and agrees that any breaches or violations of Section 3 or Section 10 may cause the non-breaching Party irreparable damage for which the award of monetary damages would be inadequate. Consequently, the non-breaching Party may seek to enjoin the breaching Party from any and all acts in violation of any such provisions, which remedy shall be cumulative and not exclusive, and a Party may seek the entry of an injunction enjoining any breach or threatened breach of such provisions, in addition to any other relief to which the non-breaching Party may be entitled at law or in equity.

11.11         Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New Jersey without regard to its conflict or choice of law provisions.

11.12         Alternative Dispute Resolution. The Parties shall attempt by direct negotiation, in good faith to resolve promptly any dispute arising out of or relating to this Agreement. If the matter cannot be resolved in the normal course of business either Party shall give the other Party written notice of any such dispute not resolved at which time the dispute shall be referred to the senior management of the respective Parties who shall likewise attempt to resolve the dispute. If the dispute has not been resolved by negotiation as detailed above, or if the Parties fail to meet, within 20 business days from such notice, either party may submit the dispute to arbitration to the International Institute for Conflict Prevention & Resolution (“CPR”) for resolution in accordance with the CPR Arbitration Rules and Commentary. A single, impartial arbitrator mutually acceptable to the Parties shall conduct the arbitration. In the event the Parties cannot agree on an arbitrator within 10 business days after the end of the aforesaid 20 business days, either Party may have an arbitrator appointed by the CPR. The location of the arbitration shall be in the State of New Jersey, USA, unless the Parties agree otherwise. As a condition of appointment of the arbitrator, said arbitrator shall agree to use her/his reasonable best efforts to conclude the proceeding within 30 business days. Said arbitrator shall further have the authority to limit the volume of evidence and documents to be submitted by the Parties. Any court having jurisdiction thereof may enter judgment upon the award rendered by the arbitrator. This Section shall, however, not be construed to limit or to preclude either Party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as necessary or appropriate.

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11.13         Force Majeure. Neither Party shall be liable to the other for any failure or delay in the performance of any of its obligations under this Agreement arising out of any event or circumstance beyond its reasonable control, including war, rebellion, terrorism, civil commotion, strikes, lock-outs or industrial disputes; fire, explosion, earthquake, acts of God, flood, drought, or bad weather; or requisitioning or other act or order by any government, council, or constituted body. If such failure or delay occurs, then the affected Party shall give the other Party notice of the circumstances causing such failure or delay, and such Party shall be excused from the performance of such of its obligations that it is thereby disabled from performing for so long as it is disabled and for 30 calendar days thereafter; provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such failure or delay. Notwithstanding the foregoing, if a Party is disabled from the performance of any material obligation under this Agreement for a period of 90 calendar days or more, then the other Party shall have the right to terminate this Agreement upon written notice to the other Party, in which event the provisions of Section 9.3 shall apply.

11.14         Attorneys’ Fees. If any claim, action, or dispute arises between the parties with respect to any matter covered by this Agreement that leads to a proceeding before a court of competent jurisdiction to resolve such claim, the Prevailing Party in such proceeding shall be entitled to receive from the other Party its reasonable attorneys’ fees, expert witness fees, court costs and other out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief that it may be awarded. For purposes of this Section, the term “Prevailing Party” means that party in whose favor any monetary or equitable award is made or in whose favor any dispute is resolved, regardless of any settlement offers.

11.15         Publicity. Neither Party shall disclose the fact that they are conducting business together or the existence of, or the provisions of, this Agreement to any other party unless such disclosure is in response to a valid order by a court or other governmental body or necessary to comply with applicable governmental law or regulations provided. Notwithstanding the foregoing, each Party shall have the right to issue from time to time press releases that disclose the relationship of the Parties under this Agreement upon the agreement of the Parties, which agreement shall not be unreasonably withheld, delayed, or conditioned. Any press releases that are to be issued by either Party shall be in a form and substance as may be mutually agreed upon by the Parties.

11.16         Publication. In no event shall Invivis publish or disclose, by written, oral or other presentation, any material information related to the Services, Deliverables Project Inventions, or results of any Project Order without the prior consent of Arno, except that Invivis shall have the right to publish and/or disclose Project Inventions and/or Deliverables as reasonable or necessary to perfect its Intellectual Property Rights therein.

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11.17         Entire Agreement. This Agreement includes all exhibits attached hereto and any Specifications that are executed by authorized representatives of the Parties, and constitutes the entire Agreement by and between the Parties as to the subject matter hereof. This Agreement supersedes and replaces in its entirety all prior agreements, understandings, letters of intent, and memoranda of understanding by and between the Parties hereto specifically relating to the Services, in either written or oral form. No amendment or modification of this Agreement shall be valid unless set forth in writing referencing this Agreement and executed by authorized representatives of both Parties. Notwithstanding the foregoing, in the event of a conflict between this Agreement and any Project Order, the Project Order shall control.

11.18         English Language. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement, or delivered pursuant to the terms of this Agreement, shall be in the English language. Any proceedings related to dispute resolution including, but not limited to legal, equitable, or alternative dispute resolution, shall be conducted in the English language.

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In Witness Whereof, the Parties hereto have this day caused this Agreement to be executed by their duly authorized officers.

INVIVIS PHARMACEUTICALS, INC.		ARNO THERAPEUTICS, INC.

By:	/s/ Erard M. Gilles	By:	/s/ Glenn Mattes
Name: Erard M. Gilles		Name: Glenn Mattes
Title: Chief Executive Officer		Title: President and Chief Executive Officer
Date: February 13, 2012		Date: February 13, 2012

INVIVIS PHARMACEUTICALS, SAS

By:	/s/ Erard M. Gilles
Name:	Erard M. Gilles
Title:	Président Directeur Général (CEO)
Date:	February 13, 2012

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Appendix A

This Appendix A outlines the scope of Services that Invivis (principle employees, Erard Gilles and Barthelemy Gilles) agrees to perform under this Agreement, either itself or through subcontractors. The details of projects related to the Services will be implemented from time to time through one or more Project Orders. The Services include:

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